Exhibit 23.1

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of

GTX Corp

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-151114) of GTX Corp, of our report dated April 9, 2014, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas

April 9, 2014